Exhibit 99.1

Tapestry, Inc. Provides Update on Covid-19 Response Initiatives

NEW YORK--(BUSINESS WIRE)--May 14, 2020--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today provided further details on the actions it’s taking across multiple aspects of its brands and business to help assure that Tapestry emerges a strong company when conditions normalize.

“Throughout this crisis, we have prioritized the health and wellbeing of our employees, their families and communities. At the same time, we have heightened our focus on our customers. While this has primarily been through our digital channels, we are now pleased to welcome them back to many of our stores,” said Jide Zeitlin, Chairman and Chief Executive Officer of Tapestry, Inc. “Our decision to support our store managers and associates in a time of uncertainty allows us to execute quickly while maintaining the highest standards to ensure everyone’s health and safety as store re-openings become possible. I have never been prouder of our team for living our values and maintaining our commitment to customers who love our brands and to the communities where we do business.”

Store Reopenings & Protocols

Tapestry, taking a phased market-by-market approach, has begun the store reopening process in North America, Europe and additional markets in Asia in accordance with governmental guidelines. By the end of this week the Company expects to have over 300 Coach, Kate Spade, and Stuart Weitzman stores in North America offering curbside or store pickup service. In addition, approximately 20 stores in Europe, 35 stores across Japan, 35 stores in Malaysia and nearly 30 stores in Australia will be open to customers, while adhering to social distancing and density practices and on modified operating hours. The approach to store operations is tailored by market, with stores offering a combination of in-store shopping, curbside and storefront pickup, with varying hours, as conditions allow. This phased reopening approach builds upon successful strategies developed in China and South Korea, where all stores have reopened, demand continues to improve and select markets have begun to return to growth.

To support the health and safety of customers and employees as stores reopen, Tapestry has made significant enhancements to the store environment and operating procedures. These measures include:

  Training associates on new health and safety protocols, including the use of masks and gloves, where required and as appropriate
  Providing additional cleaning and sanitation measures in the store and in fitting rooms
  Practicing proper social distancing within stores, utilizing signage that highlights requirements and enforcing low customer densities
  Providing contact-free customer service and payment options to customers including curbside and store front pickup
  Offering sanitizers and wipes at cash wraps
  Requiring temperature and wellness checks for all store employees upon arrival

Tapestry will continue to consider additional store re-openings carefully with ongoing assessment of health and safety best practices. For additional information on Tapestry’s store reopening plans, visit the respective brand home pages at www.coach.com, www.katespade.com and www.stuartweitzman.com.

Digital Platforms and Initiatives

Tapestry’s e-commerce businesses remain strong globally. The Company has continued to lean into digital through the expansion of programs and platforms. This includes the launch of the new Luxury Soho flagship for Coach on TMall in China, targeted at a new, younger consumer at the gateway to luxury. In North America, we are maximizing our digital distribution channels - achieving significant online sales and customer acquisition.

Corporate Offices

Tapestry’s offices in China and South Korea have fully reopened. The Company is following guidance from local authorities to establish return to work protocols for corporate employees across other regions, where remote working procedures were put in place at the onset of the pandemic. Based upon current recommendations, the Hudson Yards global headquarters is expected to remain closed until at least mid-June in accordance with guidelines from state and city of New York, with the majority of employees not expected to return until September. The Company will follow all government guidelines and health and safety precautions when considering other regional office reopenings including in Europe, Asia and Oceania.

Additional Community Support Initiatives

Tapestry continues to prioritize support of the communities affected by the Covid-19 health crisis. To date, Tapestry’s brands, the Coach Foundation and the kate spade new york foundation have collectively committed $9,000,000 in financial support and product donations to Covid-19 relief efforts globally.

As part of this overall commitment, the Coach Foundation, in evaluating the areas of greatest need for community support, is announcing its intention to commit:

  An additional $1,000,000 to the $2,000,000 already committed ($3,000,000 total) to support New York City small businesses. The additional funds are focused on minority and women owned businesses.
  $300,000 to a non-profit that supports low-income families in the Bronx who have lost their primary earner due to Covid-19. This will provide 300 families with $1,000 in emergency cash assistance.

Separately, kate spade new york in partnership with their on purpose supplier in Masoro, Rwanda is donating 24,000 masks to the community of Masoro, where the supplier is based. In addition, kate spade new york will be donating 5,000 backpacks to medical and essential workers in the United States. Finally, in conjunction with Mental Health Awareness Month, the kate spade new york foundation has partnered with New York Governor Andrew Cuomo's office and the global non-profit Crisis Text Line to bring #forthefrontlines, free 24/7 emotional support, to New York based frontline workers. The partnership launched on May 1st at Governors Cuomo's daily briefing and was profiled in the New York State's A Guide to Reopening New York and Building Back Better.

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," “confident,” “future,” "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “believe,” "anticipate," “proactive,” “preemptive,” “excited about,” “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “on track,” “well positioned to,” “commit,” “look forward to,” “to acquire,” “achieve,” “strategic vision,” “growth opportunities” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of tax legislation, the impact of the COVID-19 outbreak, etc. Please refer to the Company’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Analysts & Media:
Andrea Shaw Resnick
Global Head of Investor Relations and Corporate Communications
212/629-2618
aresnick@tapestry.com
Christina Colone
Vice President, Investor Relations
212/946-7252
ccolone@tapestry.com